Tri-Continental Corporation

Transfer on Death (TOD) Registration Request Form

Complete this form to establish or change a Transfer on Death designation for your non-retirement Columbia Threadneedle Investments account(s) pursuant to the Massachusetts Uniform TOD Security Registration Act. Massachusetts residency is not required. Do not list any IRA accounts on this form. By submitting this form, you will completely replace all prior beneficiary designations (primary and/or contingent), if any, for the account(s) indicated.

Part 1	Stockholder Information: (Please type or print clearly.)

Existing Account Number(s), if applicable

Stockholder (First, Middle Initial, Last)	Date of Birth (MM/DD/YYYY)	Social Security Number

Co-Stockholder	Date of Birth (MM/DD/YYYY)	Social Security Number

Street Address or APO/FPO	City	State	ZIP Code

Mobile Phone Number	Home Phone Number

Part 2	Beneficiary Designation

Please read this information before completing this section. The total percentage for primary beneficiary and contingent beneficiary (if applicable) designations must equal 100%. If no percentage allocations are provided, each primary beneficiary and/or contingent beneficiary (if applicable) will be divided equally. Please note, items marked with an asterisk are required to establish your beneficiary designation. You may wish to consult with a tax, legal or financial advisor before designating or modifying your beneficiary(ies) for your account.

All beneficiary designations will be per capita. Per capita means, the assets designated to a beneficiary will be divided equally among the remaining beneficiaries of the same status (primary or contingent) in the event he/she pre-deceases you. Per stirpes is not a permissible beneficiary designation.

•	I hereby designate the following beneficiary(ies) to receive any assets remaining in my account upon my death, based on the percentage allocations provided below.

•	If there is no designated primary beneficiary(ies) living at the time of my death, any remaining assets in my accounts shall be distributed to the surviving contingent beneficiary(ies), if applicable.

•	If no primary or contingent beneficiary designation is in effect at the time of my death, or if all primary or contingent beneficiary(ies) have pre-deceased me, then my beneficiary shall be my estate.

•	I reserve the right to change my beneficiary designation by filing an updated designation with the Service Agent, which will supersede any prior designation(s).

•	If an attachment is required to complete this beneficiary designation, such attachment will contain the date, account number(s), required beneficiary information and all appropriate signatures.

Select Primary or Contingent Status* (Select one)

☐	Primary ☐ Contingent

Whole Percentage*

Beneficiary Name* Provide full name of Person, Trust, or Entity	Date of Birth or Trust Date (MM/DD/YYYY)*	Social Security Number*

Address of Beneficiary

City	State	ZIP Code

Relationship* Identify the relationship between this beneficiary and the stockholder.

For assistance completing this form, please contact a representative at 800.345.6611, option 3, Monday through Friday, 9:00 a.m. to 6:00 p.m. Eastern time.

CT-FR/115633 B (12/22)

Part 2	Beneficiary Designation: (continued)

Select Primary or Contingent Status* (Select one)

☐ Primary    ☐ Contingent

Whole Percentage*

Beneficiary Name* Provide full name of Person, Trust, or Entity	Date of Birth or Trust Date (MM/DD/YYYY)*	Social Security Number*

Address of Beneficiary

City	State	ZIP Code

Relationship* Identify the relationship between this beneficiary and the stockholder.

Select Primary or Contingent Status* (Select one)

☐ Primary    ☐ Contingent

Whole Percentage*

Date of Birth or Trust Date
Beneficiary Name* Provide full name of Person, Trust, or Entity	(MM/DD/YYYY)*	Social Security Number*

Address of Beneficiary

City	State	ZIP Code

Relationship* Identify the relationship between this beneficiary and the stockholder.

Minor Beneficiaries: If any beneficiary listed in this form is a minor, I request the proceeds be paid to            as the custodian. In the event that the custodian named above is unable to serve at the time of settlement, I designate            as successor custodian. A custodial account in            (name of state) will be established for the minor. Once the minor reaches the general age of majority in the respective state, he/she will have the option to remove the custodian and re-register the account into their name alone (additional paperwork will be required).

For assistance completing this form, please contact a representative at 800.345.6611, option 3, Monday through Friday, 9:00 a .m. to 6:00 p.m. Eastern time.

CT-FR/115633 B (12/22)

Part 3	Spousal Consent

Check the appropriate box to indicate Stockholder’s Marital Status:   ☐ Single   ☐ Married (See “Consent of Spouse”)   ☐ Widowed   ☐ Divorced Consent of Spouse

This consent of spouse must be signed if all of the following conditions are present: (a) the spouse of the stockholder is living, (b) is not the sole primary beneficiary named and (c) the stockholder and spouse are residents of a community property state. I have reviewed the above beneficiary designation and, as the spouse of the stockholder, I consent to the beneficiary designation and all contributions of money or property to be used for the purchase of such accounts to be issued in my spouse’s name, whether heretofore, now or hereafter and I relinquish all my statutory or other rights thereto.

Print Name of Spouse	Signature of Spouse	Date (MM/DD/YYYY)
X

Print Name of Witness for Spouse	Signature of Witness for Spouse	Date (MM/DD/YYYY)
X

Part 4	Authorization/Signature(s)

The undersigned, residents of the state indicated in Part 1, have read and understand the attached Guidelines for TOD Registration, and hereby instruct Tri-Continental Corporation (the Fund) to register the accounts listed above, in transfer on death form, for the benefit of the beneficiary(ies) designated above. Each of the undersigned hereby agrees to indemnify Tri-Continental Corporation, Columbia Management Investment Services Corp. (the Service Agent), and their respective affiliates, officers, directors, agents and employees against any loss, claim or expense (including reasonable attorney’s fees) to the extent that any transfer on death effected pursuant to these instructions is alleged or found for any reason to have been invalid or ineffective for any reason and Tri-Continental Corporation, Columbia Management Investment Services Corp., and their respective affiliates, officers, directors, agents and employees will be entitled to attach or debit the account of the TOD beneficiary(ies) to the extent necessary to enforce their rights to this indemnity.

A Medallion Signature Guarantee or Signature Validation Program stamp is required if adding or changing TOD beneficiaries to an existing account.

Print Name of Stockholder or Authorized Individual	Print Name of Co-Stockholder or Authorized Individual

Signature of Stockholder or Authorized Individual	Signature of Co-Stockholder or Authorized Individual
X	X

Capacity (if Applicable)	Date (MM/DD/YYYY)	Capacity (if Applicable)	Date (MM/DD/YYYY)

Affix MSG or SVP Stamp here	Affix MSG or SVP Stamp here

Guarantor, please do not affix the guarantee unless all of the information on this page has been completed.	Guarantor, please do not affix the guarantee unless all of the information on this page has been completed.

The signatures of all stockholders must be guaranteed by a Medallion Signature Guarantee (MSG) or Signature Validation Program (SVP) Stamp. A MSG or SVP Stamp may be executed by any eligible institution, including, but not limited to, the following: banks, credit unions, savings associations, brokers or dealers. An eligible guarantor institution providing an MSG must participate in one of the three Medallion Signature Guarantee programs recognized by the Securities and Exchange Commission. These Medallion Signature Guarantee programs include the Securities Transfer Agents Medallion Program (STAMP), the Stock Exchanges Medallion Program (SEMP) and the New York Stock Exchange Medallion Signature Program (MSP). A MSG or SVP stamp helps assure that a signature is genuine and not a forgery. Notarization by a notary public is not an acceptable signature guarantee or signature validation. The Service Agent reserves the right to reject a signature guarantee or signature validation and to request additional documentation for any transaction. You may refer to the Fund’s prospectus for more information.

For assistance completing this form, please contact a representative at 800.345.6611, option 3, Monday through Friday, 9:00 a.m. to 6:00 p.m. Eastern time.

CT-FR/115633 B (12/22)

Part 5	Return Instructions

Regular mail	Tri-Continental Corporation	Overnight mail	Tri-Continental Corporation
	P.O. Box 219371		c/o SS&C GIDS, Inc.
	Kansas City, MO 64121-9371		430 W 7th Street, STE 219371
Kansas City, MO 64105-1407

For assistance completing this form, please contact a representative at 800.345.6611, option 3, Monday through Friday, 9:00 a.m. to 6:00 p.m. Eastern time.

CT-FR/115633 B (12/22)

Part 6	Guidelines and General Instructions for Transfer on Death (TOD) Registration

Transfer on Death (TOD) is a form of account registration which enables a security owner, while retaining all normal rights of ownership during his/her lifetime, to designate an individual(s) or other entity to become the security owner upon the death of the current stockholder. The ownership of the security passes directly to the designated beneficiary outside of probate. During the lifetime of the stockholder(s), the beneficiary has no rights in, to or with respect to the security or any dividends or interest paid. The stockholder(s) can transfer the security and negotiate dividend checks without the signature or consent of the beneficiary. TOD registration is available only for interests held in Tri-Continental Corporation (the Fund).

Neither the Fund nor Columbia Management Investment Services Corp. (the Service Agent), are responsible for determining the tax and legal consequences concerning the decision to register shares in TOD form. Neither the Fund nor the Service Agent shall be responsible for dividends or distributions in respect of shares registered in TOD form paid after the stockholder’s death but before the transfer of such shares to the designated beneficiary. Stockholders may wish to consult with their attorney or tax advisor to obtain advice regarding the tax and legal consequences of TOD registration.

ELIGIBLE STOCKHOLDERS: The TOD registration format can only be used for “natural persons”: (1) sole stockholders for natural persons, and (2) natural persons holding the shares as joint stockholders with rights of survivorship (i.e., joint tenants (“JT TEN”) or tenants by the entireties (“TEN ENT”)). TOD registration is not available for non-natural persons (e.g., corporations, trusts, etc.), tenants in common or community property registrations. Tenants in common and community property registrations are not allowed because such tenancies lack the right of survivorship.

ELIGIBLE BENEFICIARIES: You may appoint one or more beneficiaries. In addition, primary and contingent beneficiaries may be designated. Primary beneficiaries are the first in line to receive the account upon the death of the stockholder. Contingent beneficiaries receive the account upon the death of the stockholder(s) if, and only if, there are no surviving primary beneficiaries. The stockholder does not have to designate any contingent beneficiaries.

The beneficiaries on a TOD registration may be natural persons or other entities such as trusts, corporations or guardianships.

Custodians under the Uniform Transfers to Minors Act are permitted beneficiaries in a TOD registration. Custodians under the Uniform Gift to Minors Act (“UGMA”) are not permitted beneficiaries in a TOD registration (because UGMA only applies to gifts made during the lifetime of the stockholder). Minors should not be designated beneficiaries unless a guardian or custodian is referenced in the registration. Until the stockholder(s) dies, the named beneficiary has no right in the shares in the TOD account and no instructions can be accepted from, or information provided to, such beneficiary. If the beneficiary fails to survive the stockholder, the account will be treated as belonging to the stockholder’s estate. If the beneficiary survives the stockholder but is not alive at the time the shares are presented for transfer, the shares become part of the beneficiary’s estate.

HOW TO REGISTER A TOD ACCOUNT: To change the registration on an existing Tri-Continental Corporation account to a TOD registration, complete this Tri-Continental Corporation Transfer on Death (TOD) Registration Request Form.

TRANSFER AND REVOCATION DURING LIFE OF STOCKHOLDER(S): You may change or revoke the TOD registration with clear instructions signed by all stockholder(s), certified by a Signature Validation Program (SVP) stamp or Medallion Signature Guarantee (MSG). Mail instructions to Tri-Continental Corporation, P.O. Box 219371, Kansas City, MO 64121-9371. The beneficiary may not be revoked or changed by the stockholder(s) in a Will or codicil (addendum to a Will). If one co-stockholder has died, the surviving co-stockholder must provide evidence of the death of the deceased co-stockholder (certified death certificate) and inheritance tax waivers and/or affidavits of domicile of the deceased co-stockholder, if applicable. The surviving co-stockholder may register the shares into sole ownership or can change or delete the beneficiary.

NEGOTIATION OF TOD ACCOUNTS: On the death of a sole stockholder or the last remaining joint stockholder, the shares become the property of the designated beneficiary. The beneficiary must survive the stockholder to be entitled to the shares. If the beneficiary does not survive the stockholder or if the beneficiary is unable to accept its interest, the shares become the property of the stockholder’s estate. Moreover, if the beneficiary survives the stockholder but is not alive when the transfer request is received, the shares become the property of the beneficiary’s estate. As noted above, primary beneficiaries are the first in line to receive the account upon the death of the stockholder. Thus, the shares are transferred to each of the primary beneficiaries, in equal shares, who survive the stockholder(s). If there are multiple primary or contingent beneficiaries, the shares are equally divided among the designated primary or contingent beneficiaries, as applicable. Contingent beneficiaries receive the account upon the death of the stockholder(s) if, and only if, there are no surviving primary beneficiaries.

If the account is owned by joint tenants with rights of survivorship, upon the death of the first joint tenant, no transfer to beneficiaries will be made. The surviving joint tenant becomes the sole stockholder of the assets in the account. Upon the death of the last surviving stockholder, the assets in the account will be transferred to the beneficiaries in accordance with the Tri-Continental Corporation Transfer on Death (TOD) Registration Request Form in effect with respect to that account, unless such designation or registration has been revoked or otherwise superseded.

Shares will not be transferred to a beneficiary if the Service Agent shall receive written notice from any claimant to any interest in the security objecting to the transfer.

HOW TO TRANSFER SHARES TO A BENEFICIARY: To transfer shares to a beneficiary, we must receive a certified copy of the death certificate of the stockholder, an inheritance tax waiver/affidavit of domicile of the stockholder if applicable, a Tri-Continental Corporation Transfer of Ownership Form from the named beneficiary (a medallion signature guarantee may be required), and a completed Tri-Continental Corporation Authorization Form.

RESPONSIBILITIES OF THE SERVICE AGENT: The Service Agent is not responsible for the payment of any debts of stockholder(s) or the payment of any taxes or other amounts owed by stockholder(s) or by the estate(s) of stockholder(s) or any beneficiary. In addition, the Service Agent does not have any duty to locate beneficiaries, to determine the marital status of stockholder(s) at any time, or to determine any other fact which may affect a transfer pursuant to the TOD registration of any account. The Service Agent and its affiliates do not offer tax or legal advice. Consumers may wish to consult with their tax advisor or attorney regarding their specific situation.

FUTURE CHANGE IN THESE GUIDELINES: These guidelines may be amended from time to time by the Service Agent by written notice to the stockholder and the terms of the guidelines in effect at the death of the last surviving stockholder will control the disposition of assets under the guidelines.

Any questions or concerns should be directed to Tri-Continental Corporation, P.O. Box 219371, Kansas City, MO 64121-9371, or by phone 800.345.6611, option 3.

For assistance completing this form, please contact a representative at 800.345.6611, option 3, Monday through Friday, 9:00 a.m. to 6:00 p.m. Eastern time. Columbia Threadneedle Investments (Columbia Threadneedle) is the global brand name of the Columbia and Threadneedle group of companies. Columbia Management Investment Services Corp. is the Service Agent for Tri-Continental Corporation.

© 2022 Columbia Management Investment Advisers, LLC. All rights reserved.     5321616 (12/12) CT-FR/115633 B (12/22)